SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2007 (December 12, 2007)

Hemcure, Inc.

(Exact name of registrant as specified in Charter)

Nevada	000-51543	20-5573204
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

11839 East Smith Avenue
Santa Fe Springs, California 90670
(Address of Principal Executive Offices)

(562) 447-1780
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by Hemcure, Inc. (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 12, 2007, the Registrant’s wholly owned subsidiary, AuraSound, Inc., entered into a three year non-exclusive Manufacturing Agreement (the “Agreement”) with Guoguang Electronic Co., Ltd. (“GEC”), whereby GEC will be the primary manufacturer of AuraSound’s proprietary audio products. Under the terms of the Agreement, GEC will be compensated for units manufactured and shipped in an amount equal to the manufacturing cost (consisting of material cost, direct labor and overhead equal to 100% of direct labor cost) plus forty percent of the profit margin. The Agreement is governed by California law and any disputes under the agreement will be settled by arbitration in accordance with the United States Federal Arbitration Act.

The foregoing discussion is qualified in its entirety by reference to the Agreement, which is attached as an exhibit to this Current Report.

GEC is located in Guangzhou, China and is one of the world’s largest manufacturers of audio speakers with a customer list that includes Harman Kardon, JBL, HP, Bose and Motorola. Founded in 1951, GEC has been manufacturing audio systems for over fifty years and has earned ISO9001, ISO14000, QS9000 and TSI16949 certifications. GEC’s manufacturing plant consists of 1.2 million square meters and is referred to as a campus due to the layout, the extensive research facilities and the updated automation which consists of over forty automated production lines.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

10.1 Manufacturing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2007

HEMCURE, INC.

By:	/s/ Arthur Liu
Arthur Liu, Chief Executive Officer